RSM McGladrey Network

HJ ASSOCIATES & CONSULTANTS, L.L.P.

50 West Broadway, Suite 600 • Salt Lake City, Utah 84101
Telephone (801) 328-4408 • Fax (801) 328-4461

CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Platinum Studios, Inc. of our report dated March 31, 2010, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP
Salt Lake City, Utah
July 13, 2010

American Institute of Certified Public Accountants
SEC Practice Section Private Companies Practice Section